                                                                    EXHIBIT 10.6

                     AGREEMENT AND PLAN OF MERGER ADDENDUM

      THIS AGREEMENT AND PLAN OF MERGER ADDENDUM (the "Addendum") is entered into effective as of the 29th day of March, 2004, by and between XRG, Inc. ("XRG") and Express Freight Systems, Inc. ("EFS") and the other "Parties" to said Agreement and Plan of Merger.

                                    RECITALS:

      WHEREAS, XRG and EFS are parties to an Agreement and Plan of Merger dated January 31, 2004 (the "Agreement and Plan of Merger"); and

      WHEREAS, the parties now desire to amend the Agreement and Plan of Merger to reflect the parties' agreement to modify the purchase consideration and certain other terms and conditions as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Section 2(a) of the Agreement and Plan of Merger is revised to read as follows:

                  XRG shall (i) pay to the Shareholders (in proportion to their respective holdings of EFS Common Stock as listed on Exhibit ____) a total of Two Million Dollars ($2,000,000) at Closing in cash or other presently available funds, and shall pay to the Shareholders (in proportion to their respective holdings of EFS Common Stock as listed on Exhibit ____) the sum of One Million Dollars ($1,000,000) plus accrued interest at the rate of 7.5% per annum (collectively the "Deferred Cash Payment") upon the earlier of either (1) the first exercise of any XRG warrants by Barron Partners LP, or (2) upon the first anniversary date of the Closing Date, and (ii) issue to or for the accounts of the Shareholders (in proportion to their respective holdings of EFS Common Stock) at the Closing a total of Three Million (3,000,000) shares of XRG Common Stock ("XRGC Shares"). XRG covenants and agrees that until the Deferred Cash Payment has been paid in full to the Shareholders in accordance with this Agreement, XRG will not accept or receive private placement investment funds (with Barrons or otherwise) without the prior written approval of the Shareholders.

      2. As consideration for signing this Addendum by March 29, 2004, XRG and EFS hereby agree that XRG shall issue an additional Seven Hundred Fifty Thousand (750,000) shares of XRG Common Stock to the Shareholders at Closing (in proportion to their respective holdings of EFS Common Stock).

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      3.    Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  (c) Issuance of XRG Promissory Note. One (1) year after the Closing Date, XRG will issue a 10% Promissory Note to Sellers in accordance with the form attached as Exhibit ___ (the "Note"). The Sellers shall each have a pro rata interest in the Note in accordance with their pro rata ownership of the XRGC Shares issued in the Merger. The face amount of this Note will be based on the total new "agency business" gross revenue of EFS as hereafter defined. As used herein, the term new "agency business" shall include (i) all gross revenues generated by or for XRG or any affiliate or subsidiary of XRG at any time prior to the Closing Date and within twelve months thereafter as a result of the employment or independent contracting efforts of either Tom Beam and/or Larry Berry, together with (ii) all new agency business gross revenues of EFS during the first twelve months following the Closing Date. New agency business will be separately accounted for by EFS, and if the combined total new agency business gross revenue (as defined above) equals $20,000,000 prior to the expiration of the first twelve months following the Closing Date (as determined by the audited financial statements of EFS and XRG), the Note will be in the face amount of $3,000,000. If the combined total new agency business gross revenue (as defined above) is greater or less than $20,000,000 at the end of the first twelve months following the Closing Date, XRG will increase or decrease the face amount of this Note by multiplying 3,000,000 times the result of dividing the actual new agency business gross revenue in the first twelve months by $20,000,000 (for example, if the actual new agency business gross revenue is $15,000,000, the face amount of this Note issued to the Sellers would be [15,000,000 / 20,000,000] X 3,000,000 = $2,250,000, and by way of further example, if the actual new agency business gross revenue is $25,000,000, the face amount of the Note issued to the Sellers would be [25,000,000 / 20,000,000] X 3,000,000 =
            $3,750,000). For purposes of this paragraph, the Parties agree that "new agency gross revenues" shall also include an adjustment equal to five times the revenue generated by EFS during the first twelve months following the Closing Date from its warehousing operations (i.e. warehouse storage, consolidation and distribution services). The Note will be repayable together with accrued interest based upon the following schedule:

                  1)    33% twelve months from issuance date;

                  2)    33% eighteen months from issuance date; and

                  3)    34% twenty-four months from issuance date.

      4.    The phrase "on or before March 31, 2004" in the third line of
            Section 2(e) of the Agreement and Plan of Merger is hereby deleted and the phrase "within 30 days after the Company's Audited Financial Statements are released, but in no event later than May 27, 2004" is hereby substituted in lieu thereof.

      6.    The phrase "on or before February 29, 2004" in the seventh line of
            Section 8(a)(iii) of the Agreement and Plan of Merger is hereby deleted and the phrase "within 30 days after the Company's Audited Financial Statements are released, or on or before May 27, 2004, whichever is earlier" is hereby substituted in lieu thereof.

      7. A new Section 10(o) is hereby added to the Agreement and Plan of Merger as follows:

                  (o) Cross Default. Each of the Parties hereby acknowledges and agrees that any default, breach or violation by XRG or Merger Sub (or their respective successors or assigns) under any one or more of the transaction documents and agreements entered into by the Parties in connection with consummation of the transactions contemplated in this Agreement, including without limitation, the MELA, the Note, the Executive Employment Agreements (and related stock option agreements), , XRG's unconditional guaranty agreement, and the security agreement and the office lease agreement referenced in Section 6(b) (all of the foregoing agreements, including this Agreement being collectively referred to herein as the "Transaction Agreements") shall be an event of default under this Agreement and under each of the other Transaction Agreements. In the event of any such default, the Shareholders and ELS shall have full power and authority at any time and from time to time to exercise all or any one or more of their/its remedies contained herein or in any one or more of the other Transaction Agreements as they may deem appropriate and shall have all the rights of a secured party under the Uniform Commercial Code of Tennessee. No delay or failure on the part of the Shareholders or ELS in the exercise of any power or right under this Agreement or the other Transaction Agreements shall be construed (i) as a waiver of such right or the right later to insist upon strict compliance with the terms thereof, or (ii) to prevent the exercise of such right granted under this Agreement, the other Transaction Agreements, or by applicable law; and XRG and Merger Sub hereby expressly waive the benefit of any statute or rule of law or equity now provided, which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

      8. Except as expressly modified hereby, the Agreement and Plan of Merger remains in full force and effect.

      IN WITNESS WHEREOF, the parties have executed and delivered, and have caused their duly authorized representatives to execute and deliver, this Agreement and Plan of Merger Addendum on this the 29th day of March, 2004.

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XRG, INC.                                   EFS SHAREHOLDERS:

By:
   ___________________________________      ___________________________________
               President

                                            ___________________________________

                                            ___________________________________

EXRESS FREIGHT SYSTEMS, INC.                ___________________________________

By:
    ___________________________________
               President

XRG ACUISITION SUB I, INC.
     (a corporation to be formed)

By:___________________________
               President

                 SECOND ADDENDUM TO AGREEMENT AND PLAN OF MERGER

      This letter shall serve as the second addendum to the Agreement and Plan of Merger ("2nd Addendum") effective as of April 21, 2004, by and between XRG, Inc. ("XRG"), Express Freight Systems, Inc. ("EFS"), and the Shareholders of EFS. The purpose of this letter is to modify in certain respects the Agreement and Plan of Merger Addendum entered into effect as of April 29, 2004.

      1.    Section 3 of the Addendum regarding issuance of XRG's Promissory
Note is deleted. XRG will not be required to issue a Promissory Note. However, the remaining language contained in Section 3 of the Addendum shall remain in full force and effect as it relates to the additional payments due the EFS Shareholders relating to the earnout for new "Agency Business". This payment shall be referred to as the "Earnout Payment". XRG acknowledges that the Earnout Payment is a contractual obligation, which is included as an obligation under the XRG blanket guaranty.

      2. Reference to the Security Agreement in Section 7 of the Addendum amending Section 10(o) of the Agreement and Plan of Merger is deleted. XRG shall not be required to issue a Security Agreement in connection with the Merger.

      3. Except as expressly modified hereby, the Agreement and Plan of Merger and the Addendum remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed and delivered and have caused their duly authorized representatives to execute and deliver this 2nd Addendum to Agreement and Plan of Merger effective as of April 21, 2004.

                                 XRG, INC.

                                 By:
                                    ____________________________________________
                                 Print Name:
                                            ____________________________________
                                 Title:
                                       _________________________________________

                                 XRG ACQUISITION SUB I, INC.

                                 By:
                                    ____________________________________________
                                 Print Name:
                                            ____________________________________
                                 Title:
                                       _________________________________________

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                                 EXPRESS SYSTEMS, INC.

                                 By:
                                    ____________________________________________
                                 Print Name:
                                            ____________________________________
                                 Title:
                                       _________________________________________

                                 EXPRESS SYSTEMS, INC.
                                 SHAREHOLDERS:

                                 _______________________________________________
                                 Print Name:
                                            ____________________________________

                                 _______________________________________________
                                 Print Name:
                                            ____________________________________

                                 _______________________________________________
                                 Print Name:
                                            ____________________________________

                                 _______________________________________________
                                 Print Name:
                                            ____________________________________

                                 _______________________________________________
                                 Print Name:
                                             ___________________________________

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